Exhibit 23.1

Independent Auditors’ Consent

We consent to the incorporation by reference in the Registration Statement of Waccamaw Bankshares, Inc. on Form S-1 of our report dated February 27, 2006, which appears in their Annual Report on Form 10-K for the year ended December 31, 2005.

Galax, Virginia

July 25, 2006